UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 9, 2021

KKR Real Estate Finance Trust Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38082	47-2009094
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hudson Yards, Suite 7500, New York, New York 10001
(Address of Principal Executive Offices) (Zip Code)

(212) 750-8300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KREF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02	Results of Operations and Financial Condition.

Preliminary Unaudited Results for the Three Months Ended March 31, 2021

On April 9, 2021, KKR Real Estate Finance Trust Inc. (the “Company”) announced preliminary, unaudited results for the three months ended March 31, 2021 based on currently available information. These preliminary results are being announced in connection with a potential preferred stock offering.

For the three months ended March 31, 2021, the Company estimates its net income attributable to common stockholders to be in the range of $0.50 to $0.52 per basic and diluted share of common stock, inclusive of an estimated unrealized Current Expected Credit Losses (“CECL”) benefit of $0.03 per basic and diluted share of common stock. For the three months ended March 31, 2021, the Company estimates Distributable Earnings to be in the range of $0.53 to $0.55 per basic and diluted share of common stock. Distributable Earnings is a measure that is not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See below for an important additional discussion regarding Distributable Earnings including a reconciliation of estimated net income attributable to common stockholders to estimated Distributable Earnings.

During the three months ended March 31, 2021, the Company declared a dividend of $0.43 per share of common stock and special voting preferred stock, to be paid on April 15, 2021.

The Company estimates its book value to be in the range of $1,049.5 million to $1,050.8 million, or $18.87 to $18.89 per common share as of March 31, 2021, inclusive of an estimated CECL allowance of $59.1 million, or $1.06 per common share. Book value and book value per common share as of December 31, 2020 were $1,043.6 million and $18.76, respectively.

As of March 31, 2021, the Company had $571.1 million of available liquidity, including $209.3 million of cash on its consolidated balance sheet, $335.0 million of remaining undrawn capacity on its corporate revolver and $26.8 million of undrawn commitments on secured financing facilities based on existing pledged collateral.

As of March 31, 2021, 76% of the Company’s secured financing was non-mark-to-market, and the remaining balance was not subject to capital markets mark-to-market provisions. During the three months ended March 31, 2021, the Company net borrowed $299.8 million on its secured financing facilities. The Company also extended the maturity on its term lending agreement to June 2022.

During the three months ended March 31, 2021, the Company originated three senior loans totaling $534.5 million, with initial funding of $517.5 million, and subsequently syndicated $150.0 million in senior notes on one loan to a third party. The Company also funded $58.3 million for loans closed prior to the quarter and received repayments of $244.3 million, resulting in a funded portfolio of $5.3 billion as of March 31, 2021. The Company estimates its debt-to-equity ratio1 as of March 31, 2021 to be 2.1x, compared to 1.9x as of December 31, 2020. The Company estimates its total leverage ratio2 inclusive of all non-recourse financing, as of March 31, 2021 to be 3.7x, substantially consistent with its total leverage ratio of 3.6x as of December 31, 2020.

During the three months ended March 31, 2021, the Company collected 97.1% of interest payments due on its loan portfolio. The Company expects its loan portfolio average risk rating as of March 31, 2021 to be substantially consistent with that as of December 31, 2020 of 3.1 (Average Risk), weighted by total loan exposure. As of March 31, 2021, the average loan size in the Company’s loan portfolio was $123.1 million and multifamily and office loans comprised 85% of the Company’s loan portfolio, while hospitality and retail loans comprised 6% of the portfolio. As of March 31, 2021, 69% and 50% of the Company’s loan portfolio was subject to a LIBOR floor of at least 1.0% and 1.65%, respectively, with a weighted average floor of 1.43%.

[1]
Represents (i) total outstanding debt agreements (excluding non-recourse term loan facility), secured term loan and convertible notes, less cash to (ii) total permanent equity, in each case, at period end.

[2]	Represents (i) total outstanding debt agreements, secured term loan, convertible notes and collateralized loan obligation, less cash to (ii) total stockholders’ equity, in each case, at period end.

The preliminary estimates set forth herein are subject to completion, including the completion of customary financial statement closing and review procedures for the three months ended March 31, 2021. As a result, the preliminary estimates set forth herein reflect the Company’s preliminary estimates with respect to such information, based on information currently available to management, and may vary from the Company’s actual financial results as of and for the three months ended March 31, 2021, which we expect to release on or about April 26, 2021. Further, these preliminary estimates are not a comprehensive statement or estimate of the Company’s financial condition or operating results as of and for the three months ended March 31, 2021. These preliminary estimates should not be viewed as a substitute for complete interim financial statements prepared in accordance with GAAP and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not place undue reliance on these preliminary estimates.

These preliminary estimates are based upon a number of assumptions. Additional items that may require adjustments to these preliminary estimates may be identified and could result in material changes to these preliminary estimates. Deloitte & Touche LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary estimates. Accordingly, Deloitte & Touche LLP does not express an opinion or provide any form of assurance with respect thereto.

Non-GAAP Financial Measures

Reconciliation of Expected Distributable Earnings to Expected Net Income Attributable to Common Stockholders

The table below reconciles an estimated range of Distributable Earnings per diluted weighted average share amounts to the estimated range of net income attributable to common stockholders per diluted share amounts, for the three months ended March 31, 2021.

Three Months Ended March 31, 2021
Estimated Net Income Attributable to Common Stockholders	$0.50 to 0.52
Adjustments
Non-cash equity compensation expense	0.04
Unrealized (gains) or losses	0.01
Provision for credit losses, net[1]	(0.03)
Estimated Distributable Earnings per Diluted Weighted Average Share[2]	$0.53 to 0.55

[1]	Represents benefit from change in allowance for credit losses of the Company’s commercial real estate loans from December 31, 2020 to March 31, 2021.
[2]	Amounts may not add up due to rounding.

Distributable Earnings, a measure that is not prepared in accordance with GAAP, is intended to serve as a proxy for the Company’s taxable income and, as such, is a key indicator of its ability to generate sufficient income to pay its quarterly dividends and in determining the amount of such dividends, which is the primary focus of yield/income investors who comprise a significant portion of the Company’s investor base. Accordingly, the Company’s believes providing Distributable Earnings on a supplemental basis to its net income as determined in accordance with GAAP is helpful to its stockholders in assessing the overall performance of the Company’s business.

The Company defines Distributable Earnings as net income (loss) attributable to stockholders or, without duplication, owners of the Company’s subsidiaries, computed in accordance with GAAP, including realized losses not otherwise included in GAAP net income (loss) and excluding (i) non-cash equity compensation expense, (ii) depreciation and amortization, (iii) any unrealized gains or losses or other similar non-cash items that are included in net income for the applicable reporting period, regardless of whether such items are included in other comprehensive income or loss, or in net income, and (iv) one-time events pursuant to changes in GAAP and certain material non-cash income or expense items agreed upon after discussions between the Company’s manager and board of directors and after approval by a majority of the Company’s independent directors. The exclusion of depreciation and amortization from the calculation of Distributable Earnings only applies to debt investments related to real estate to the extent the Company forecloses upon the property or properties underlying such debt investments.

While Distributable Earnings excludes the impact of the Company’s unrealized current provision for credit losses, any loan losses are charged off and realized through Distributable Earnings when deemed non-recoverable. Non-recoverability is determined (i) upon the resolution of a loan (i.e. when the loan is repaid, fully or partially, or in the case of foreclosure, when the underlying asset is sold), or (ii) with respect to any amount due under any loan, when such amount is determined to be non-collectible.

Distributable Earnings should not be considered as a substitute for GAAP net income. The Company cautions readers that its methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, the Company’s reported Distributable Earnings may not be comparable to similar measures presented by other REITs.

The information in this Item 2.02 to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. The forward-looking statements speak only as of the date of this Report or as of the date they are made, and the Company does not undertake any obligation to update any forward-looking statements except as required by law. Information about factors affecting the Company and the forward-looking statements is available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as such factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission, which are available at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR REAL ESTATE FINANCE TRUST INC.

	By:	/s/ Vincent J. Napolitano
		Name:	Vincent J. Napolitano
		Title:	General Counsel and Secretary

Date: April 9, 2021